EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:	Media Inquiries:
Bill Wright	Laurie Dippold
(317) 249-4559	(317) 468-3900
investor_relations@openlane.com	laurie.dippold@openlane.com

OPENLANE, Inc. Reports 2025 Financial Results
Fourth Quarter Highlights
•Marketplace dealer volume growth of 9% YoY
•Gross Merchandise Value (GMV) of approximately $7.1 billion, representing 8% YoY growth
•Revenue of $494 million, representing 9% YoY growth, driven by 12% growth in auction and related fees
•Income from continuing operations of $60 million, representing 14% YoY growth
•Adjusted EBITDA of $76 million, representing 5% YoY growth
•Cash flow from operating activities of $126 million

Full Year Highlights
•Marketplace dealer volume growth of 15% YoY
•GMV of approximately $29 billion, representing 6% YoY growth
•Revenue of $1,935 million, representing 8% YoY growth, driven by 13% growth in auction and related fees
•Income from continuing operations of $178 million, representing 62% YoY growth
•Adjusted EBITDA of $333 million, representing 13% YoY growth
•Cash flow from operating activities of $392 million, representing 34% YoY growth

Carmel, IN, February 18, 2026 — OPENLANE, Inc. (NYSE: OPLN), today reported its fourth quarter and annual financial results for the period ended December 31, 2025.
"OPENLANE’s strong fourth quarter and full-year 2025 results are compelling proof points to the strength of our strategy and our ability to execute with precision," said Peter Kelly, CEO of OPENLANE. "On a full-year basis, OPENLANE sold nearly 1.5 million vehicles and generated $1.9 billion in total revenue, $333 million in Adjusted EBITDA, and $392 million in cash flow from operations. This was driven by particularly strong performance in our dealer-to-dealer business which, despite a challenging fourth quarter macro environment in Canada, continued to accelerate in the U.S., outpacing the industry and taking share. OPENLANE begins 2026 with positive momentum and remains well positioned to capture the opportunities from the industry’s continued migration toward digital and the inflection of off-lease volumes beginning in the first quarter of 2026."
"OPENLANE’s performance in 2025 further reinforces the strength and scalability of OPENLANE’s digital operating model," said Brad Herring, EVP and CFO of OPENLANE. "The investments we’ve made in people, technology and the OPENLANE brand are further differentiating us in the market, and compounding our growth. And our results, coupled with our positive outlook for 2026, fuel our confidence in OPENLANE’s ability to deliver long-term growth and shareholder value."

2026 Guidance

Annual Guidance
Net income (in millions)	$130 - $147
Adjusted EBITDA (in millions)	$350 - $370
Net income per share - diluted *	$0.95 - $1.09
Operating Adjusted EPS	$1.24 - $1.38
* The company uses the two-class method of calculating net income per diluted share. Under the two-class method, net income is adjusted for dividends (including deemed dividends) and undistributed earnings (losses) to the holders of the Series A Preferred Stock. The weighted average diluted shares used in the net income per diluted share calculation assumes conversion of the remaining preferred shares to common shares in June 2026.
Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), contingent purchase price adjustments, significant expenses related to litigation, tax adjustments, adverse changes in the value of foreign currencies relative to the U.S. dollar, changes in applicable laws and regulations (including significant accounting, tax and trade matters) and intangible impairments. The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. See reconciliations of the company's guidance included below.
Earnings Conference Call Information
OPENLANE will be hosting an earnings conference call and webcast on Wednesday, February 18, 2026 at 8:30 a.m. ET. The conference call may be accessed by calling 1-833-634-2155 and asking to join the OPENLANE call. A live webcast will be available at the investor relations section of corporate.openlane.com. Supplemental financial information for OPENLANE’s fourth quarter and annual 2025 results is available at the investor relations section of corporate.openlane.com.
The archive of the webcast will be available following the call at the investor relations section of corporate.openlane.com for a limited time.
Investor Day
As previously announced, OPENLANE will host its in-person Investor Day on Tuesday, March 3, 2026, in Fort Lauderdale, Florida. During the event, members of OPENLANE's executive management team will discuss OPENLANE's strategy, operating model, technology roadmap and long-term outlook.
About OPENLANE
OPENLANE, Inc. (NYSE: OPLN) makes wholesale easy by connecting the leading automotive manufacturers, dealers, rental companies, fleet operators, captive finance and lending institutions as buyers and sellers to create the most advanced digital marketplace for used vehicles. Our innovative products and services deliver a fast, fair and transparent experience that helps customers make smarter decisions and achieve better outcomes. Headquartered in Carmel, Indiana, OPENLANE has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest OPENLANE news, visit corporate.openlane.com.

Forward-Looking Statements
Certain statements contained in this release include, and the company may make related oral, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts (including but not limited to statements regarding our growth opportunities and strategies, industry outlook, competitive position, business and investment plans and initiatives, the impact of macroeconomic conditions, tariffs and global trade policy, and 2026 financial guidance) may be forward-looking statements. Words such as "should," "may," "will," "would," "anticipate," "expect," "project," "intend," "contemplate," "plan," "believe," "seek," "estimate," "assume," "can," "could," "continue," "of the opinion," "confident," "is set," "is on track," "outlook," "target," "position," "predict," "initiative," "goal," "opportunity" and similar expressions identify forward-looking statements. Such statements are based on management's current assumptions, expectations and/or beliefs, are not guarantees of future performance and are subject to substantial risks, uncertainties and changes that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in the company's annual and quarterly periodic reports, and in the company's other filings and reports filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release. The company undertakes no obligation to update any forward-looking statements.

OPENLANE, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share data) (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Operating revenues
Auction and related fees	$205.5	$184.0	$833.5	$735.3
SaaS and other revenue	62.1	69.2	257.1	295.1
Purchased vehicle sales	117.1	95.6	410.2	327.0
Finance revenue	109.6	106.2	433.7	431.1
Total operating revenues	494.3	455.0	1,934.5	1,788.5
Operating expenses
Cost of services (exclusive of depreciation and amortization)	275.5	244.5	1,041.7	956.3
Finance interest expense	27.3	28.3	109.9	123.5
Provision for credit losses	12.9	12.1	42.4	54.3
Selling, general and administrative	112.8	99.7	445.2	408.6
Depreciation and amortization	23.3	23.0	91.7	95.2
Gain on sale of business	—	(31.6)	—	(31.6)
Loss on sale of property	—	—	7.0	—
Total operating expenses	451.8	376.0	1,737.9	1,606.3
Operating profit	42.5	79.0	196.6	182.2
Interest expense	9.9	4.6	18.1	21.8
Other expense (income), net	0.9	5.4	(13.7)	2.5
Income from continuing operations before income taxes	31.7	69.0	192.2	157.9
Income taxes	(27.8)	16.7	14.5	48.0
Income from continuing operations	59.5	52.3	177.7	109.9
Income from discontinued operations, net of income taxes	—	—	—	—
Net income	$59.5	$52.3	$177.7	$109.9

Amounts from continuing operations attributable to common stockholders
Income from continuing operations	$59.5	$52.3	$177.7	$109.9
Series A Preferred Stock Dividends (including deemed dividends)	(247.5)	(11.1)	(280.8)	(44.4)
Income from continuing operations attributable to participating securities	—	(10.2)	—	(16.3)
Income (loss) from continuing operations attributable to common stockholders	$(188.0)	$31.0	$(103.1)	$49.2

Net income (loss) per share - basic
Income (loss) from continuing operations	$(1.77)	$0.29	$(0.96)	$0.46
Income from discontinued operations	—	—	—	—
Net income (loss) per share - basic	$(1.77)	$0.29	$(0.96)	$0.46

Net income (loss) per share - diluted
Income (loss) from continuing operations	$(1.77)	$0.29	$(0.96)	$0.45
Income from discontinued operations	—	—	—	—
Net income (loss) per share - diluted	$(1.77)	$0.29	$(0.96)	$0.45

OPENLANE, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	December 31, 2025	December 31, 2024
Cash and cash equivalents	$141.5	$143.0
Restricted cash	43.9	40.7
Trade receivables, net of allowances	314.1	248.2
Finance receivables, net of allowances	2,425.4	2,322.7
Other current assets	86.7	96.9
Total current assets	3,011.6	2,851.5

Goodwill	1,243.5	1,222.9
Customer relationships, net of accumulated amortization	102.7	117.7
Operating lease right-of-use assets	57.9	67.1
Property and equipment, net of accumulated depreciation	104.2	149.3
Intangible and other assets	204.4	213.8
Total assets	$4,724.3	$4,622.3

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$840.1	$682.7
Obligations collateralized by finance receivables	1,758.3	1,660.3
Current maturities of debt	5.5	222.5
Total current liabilities	2,603.9	2,565.5

Long-term debt	530.1	—
Operating lease liabilities	53.0	60.4
Other non-current liabilities	6.8	41.2
Temporary equity	289.8	612.5
Stockholders’ equity	1,240.7	1,342.7
Total liabilities, temporary equity and stockholders’ equity	$4,724.3	$4,622.3

OPENLANE, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Year Ended December 31,
	2025	2024
Operating activities
Net income	$177.7	$109.9
Net income from discontinued operations	—	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	91.7	95.2
Provision for credit losses	42.4	54.3
Deferred income taxes	(31.9)	1.7
Amortization of debt issuance costs	8.9	9.1
Stock-based compensation	14.6	14.7
Loss on sale of property	7.0	—
Gain on sale of business	—	(31.6)
Other non-cash, net	0.4	(0.3)
Changes in operating assets and liabilities:
Trade receivables and other assets	(69.1)	44.4
Accounts payable and accrued expenses	150.2	(4.6)
Net cash provided by operating activities - continuing operations	391.9	292.8
Net cash used by operating activities - discontinued operations	—	(1.4)
Investing activities
Net increase in finance receivables held for investment	(135.3)	(96.7)
Purchases of property, equipment and computer software	(55.4)	(53.0)
Investments in securities	(1.5)	(2.8)
Proceeds from sale of investments	0.8	0.9
Proceeds from sale of business	—	79.8
Proceeds from the sale of property and equipment	42.4	0.9
Net cash used by investing activities - continuing operations	(149.0)	(70.9)
Net cash provided by investing activities - discontinued operations	—	—
Financing activities
Net (decrease) increase in book overdrafts	(5.9)	0.8
Net repayments of lines of credit	(24.2)	(131.7)
Net increase in obligations collateralized by finance receivables	82.4	49.5
Proceeds from long-term debt	547.3	—
Payments for debt issuance costs/amendments	(6.9)	(15.1)
Payments on long-term debt	(210.0)	—
Payments on finance leases	—	(0.9)
Issuance of common stock under stock plans	9.6	1.4
Tax withholding payments for vested RSUs	(6.7)	(3.5)
Repurchase and retirement of common stock	(45.6)	(30.0)
Repurchase and retirement of Series A Preferred Stock	(559.3)	—
Dividends paid on Series A Preferred Stock	(38.6)	(44.4)
Net cash used by financing activities - continuing operations	(257.9)	(173.9)
Net cash provided by financing activities - discontinued operations	—	—
Net change in cash balances of discontinued operations	—	—
Effect of exchange rate changes on cash	16.7	(21.8)
Net increase in cash, cash equivalents and restricted cash	1.7	24.8
Cash, cash equivalents and restricted cash at beginning of period	183.7	158.9
Cash, cash equivalents and restricted cash at end of period	$185.4	$183.7
Cash paid for interest	$115.4	$140.7
Cash paid for taxes, net of refunds - continuing operations	$40.4	$36.6
Cash paid for taxes, net of refunds - discontinued operations	$(1.5)	$(1.8)

OPENLANE, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, operating adjusted income from continuing operations (or "Operating adjusted income") and operating adjusted income from continuing operations per share (or "Operating Adjusted EPS") as presented herein are supplemental measures of our performance and liquidity that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of OPENLANE’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Free Cash Flow is defined as net cash provided by operating activities, less purchases of property, equipment and computer software. Adjusted Free Cash Flow is Free Cash Flow adjusted for the cash portion of EBITDA addbacks to calculate Adjusted EBITDA, the net change in finance receivables held for investment and the net change in obligations collateralized by finance receivables. Management uses Adjusted Free Cash Flow to measure the funds generated in a given period that are available for capital allocation.
Operating adjusted income from continuing operations is defined as income from continuing operations adjusted for acquired amortization expense, gains/losses on sale of property or businesses, impairments to goodwill or other intangible assets and certain other non-recurring items. Amortization expense associated with acquired intangible assets is not representative of ongoing capital expenditures but has a continuing effect on our reported results. Management believes operating adjusted income from continuing operations provides comparability to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. Operating Adjusted EPS represents operating adjusted income from continuing operations divided by weighted average diluted shares, including the assumed conversion of preferred shares.
EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, operating adjusted income from continuing operations and operating adjusted income from continuing operations per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

The following tables reconcile income from continuing operations to EBITDA and Adjusted EBITDA for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(In millions), (Unaudited)	2025	2024	2025	2024
Income from continuing operations	$59.5	$52.3	$177.7	$109.9
Add back:
Income taxes	(27.8)	16.7	14.5	48.0
Finance interest expense	27.3	28.3	109.9	123.5
Interest expense, net of interest income	9.6	4.1	14.9	20.2
Depreciation and amortization	23.3	23.0	91.7	95.2
EBITDA	91.9	124.4	408.7	396.8
Non-cash stock-based compensation	5.0	1.1	15.8	15.9
Acquisition related costs	—	0.1	—	0.6
Securitization interest	(24.9)	(25.7)	(100.0)	(112.7)
Loss on sale of property	—	—	7.0	—
Gain on sale of business	—	(31.6)	—	(31.6)
Severance	2.1	2.4	8.9	11.6
Foreign currency losses (gains)	1.2	6.5	(9.3)	5.8
Gain on investments	—	(0.4)	—	(0.4)
Professional fees related to business improvement efforts	—	—	—	1.5
Impact for newly enacted Canadian DST related to prior years	—	(4.6)	—	5.4
ERP implementation costs	0.6	—	0.6	—
Other	0.1	0.5	0.9	0.5
Total addbacks (deductions)	(15.9)	(51.7)	(76.1)	(103.4)
Adjusted EBITDA	$76.0	$72.7	$332.6	$293.4

	Three Months Ended December 31, 2025
(In millions), (Unaudited)	Marketplace	Finance	Consolidated
Income from continuing operations	$25.8	$33.7	$59.5
Add back:
Income taxes	(30.9)	3.1	(27.8)
Finance interest expense	—	27.3	27.3
Interest expense, net of interest income	9.6	—	9.6
Depreciation and amortization	20.1	3.2	23.3
EBITDA	24.6	67.3	91.9
Non-cash stock-based compensation	3.9	1.1	5.0
Securitization interest	—	(24.9)	(24.9)
Severance	1.4	0.7	2.1
Foreign currency losses	1.1	0.1	1.2
ERP implementation costs	0.5	0.1	0.6
Other	0.1	—	0.1
Total addbacks (deductions)	7.0	(22.9)	(15.9)
Adjusted EBITDA	$31.6	$44.4	$76.0

	Year Ended December 31, 2025
(In millions), (Unaudited)	Marketplace	Finance	Consolidated
Income from continuing operations	$60.2	$117.5	$177.7
Add back:
Income taxes	(16.8)	31.3	14.5
Finance interest expense	—	109.9	109.9
Interest expense, net of interest income	14.9	—	14.9
Depreciation and amortization	79.4	12.3	91.7
EBITDA	137.7	271.0	408.7
Non-cash stock-based compensation	12.2	3.6	15.8
Securitization interest	—	(100.0)	(100.0)
Loss on sale of property	7.0	—	7.0
Severance	8.0	0.9	8.9
Foreign currency (gains) losses	(9.4)	0.1	(9.3)
ERP implementation costs	0.5	0.1	0.6
Other	0.8	0.1	0.9
Total addbacks (deductions)	19.1	(95.2)	(76.1)
Adjusted EBITDA	$156.8	$175.8	$332.6
The following table reconciles net cash provided by operating activities to Free Cash Flow and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(In millions), (Unaudited)	2025	2024	2025	2024
Net cash provided by operating activities	$125.5	$32.7	$391.9	$292.8
Purchases of property, equipment and computer software	(14.7)	(14.0)	(55.4)	(53.0)
Free Cash Flow	110.8	18.7	336.5	239.8
Acquisition related costs	—	—	—	3.0
Severance	2.6	1.2	10.2	8.0
Professional fees related to business improvement efforts	—	—	—	2.1
Other	0.8	0.2	2.0	0.8
Net decrease (increase) in finance receivables held for investment	60.8	(147.1)	(135.3)	(96.7)
Net (decrease) increase in obligations collateralized by finance receivables	(63.4)	142.5	82.4	49.5
Adjusted Free Cash Flow	$111.6	$15.5	$295.8	$206.5

The following table reconciles income from continuing operations to operating adjusted income from continuing operations and operating adjusted income from continuing operations per diluted share for the periods presented:

	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts), (Unaudited)	2025	2024	2025	2024
Income from continuing operations	$59.5	$52.3	$177.7	$109.9
Acquired amortization expense	8.4	8.3	33.4	35.7
Impact for newly enacted Canadian DST related to prior years	—	(4.6)	—	5.4
Gain on sale of business	—	(31.6)	—	(31.6)
Loss on sale of property	—	—	7.0	—
ERP implementation costs	0.6	—	0.6	—
Income taxes (1)	(36.8)	6.1	(45.0)	3.3
Operating adjusted income from continuing operations	$31.7	$30.5	$173.7	$122.7

Operating adjusted income from discontinued operations	$—	$—	$—	$—

Operating adjusted income	$31.7	$30.5	$173.7	$122.7

Operating adjusted income from continuing operations per share - diluted (2)	$0.25	$0.21	$1.24	$0.85
Operating adjusted income from discontinued operations per share - diluted	—	—	—	—
Operating adjusted income per share - diluted	$0.25	$0.21	$1.24	$0.85

Weighted average diluted shares - including assumed conversion of preferred shares	126.7	144.1	140.0	145.0
(1)For the three months and years ended December 31, 2025 and 2024, each tax deductible item was booked to the applicable statutory rate. In the fourth quarter of 2025, we released the $35.8 million valuation allowance against the adjusted U.S. net deferred tax asset, which resulted in a corresponding decrease to income tax expense in 2025.
(2)The Series A Preferred Stock dividends (including deemed dividends) and undistributed earnings allocated to participating securities have not been included in the determination of operating adjusted income for purposes of calculating operating adjusted income per diluted share.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the 2026 guidance presented:

	2026 Guidance
(In millions), (Unaudited)	Low	High
Net income	$130	$147
Add back:
Income taxes	51	55
Finance interest expense	101	100
Interest expense, net of interest income	35	35
Depreciation and amortization	93	93
EBITDA	410	430
Total addbacks (deductions), net	(60)	(60)
Adjusted EBITDA	$350	$370
The following table reconciles net income to Operating adjusted income and Operating Adjusted EPS per diluted share for the 2026 guidance presented:

	2026 Guidance
(In millions, except per share amounts), (Unaudited)	Low	High
Net income	$130	$147
Total adjustments, net	25	26
Operating adjusted income	$155	$173

Operating Adjusted EPS per share – diluted	$1.24	$1.38

Weighted average diluted shares - including assumed conversion of preferred shares	125	125